UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K/A

Amendment No. 1 to Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2011
NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-27038	94-3156479

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803

(Address of Principal Executive Offices, including Zip Code)
(781) 565-5000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.01. Completion of Acquisition or Disposition of Assets
Item 9.01. Financial Statements and Exhibits
SIGNATURE

Item 2.01.	Completion of Acquisition or Disposition of Assets
On October 6, 2011, Nuance Communications, Inc. (“Nuance”) filed a Current Report on Form 8-K to report the acquisition of all of the outstanding capital stock of Loquendo S.p.A. (“Loquendo”) pursuant to a Share Purchase Agreement, as amended, by and among Nuance, Nuance Communications Ireland Limited (a wholly-owned subsidiary of Nuance) and Telecom Italia S.p.A. At the time of the closing, Nuance determined the transaction to be significant for purposes of Item 2.01 of Form 8-K based on Loquendo’s Italian GAAP financial statements, with the assumption that these financial results would be representative of the U.S. GAAP results. However, Nuance has since converted Loquendo’s financial statements from Italian GAAP to U.S. GAAP. As a result of the conversion of Loquendo’s financial statement to U.S. GAAP, the transaction is no longer significant for purposes of Item 2.01 of Form 8-K and therefore Nuance is not required to file the historical financial statements for Loquendo.

Item 9.01.	Financial Statements and Exhibits
(a) Financial Statements of Business Acquired
     (1) Based on the updated significance tests, financial statements are not required.
(b) Pro Forma Financial Information
     (1) Based on the updated significance tests, pro forma financial information is not required

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.
	By:	/s/ Thomas L. Beaudoin
Thomas L. Beaudoin
Date: December 16, 2011		Chief Financial Officer

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